Exhibit 31.1

CERTIFICATION

I, Levy Gerzberg, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Zoran Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ LEVY GERZBERG
Levy Gerzberg
President and Chief Executive Officer

Dated: May 2, 2011